UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Bancorp, Inc.’s (the “Company”) Chief Executive Officer (“CEO”), Betsy Z. Cohen, will retire from the Company and its wholly-owned subsidiary, The Bancorp Bank (the “Bank”), effective December 31, 2014.  Mrs. Cohen will simultaneously step down as a director of the Company and the Bank due to her retirement.   The Company’s Board of Directors has appointed the Company’s President, Frank M. Mastrangelo, as successor CEO of the Company, effective January 1, 2015.  Mr. Mastrangelo will retain his current position as President and Chief Operating Officer of the Bank.   Daniel G. Cohen will remain chair of the Company’s Board of Directors and will succeed Mrs. Cohen as chair of the Bank’s Board of Directors.

The Company will seek the continued assistance of Mrs. Cohen in an advisory capacity and expects to enter into a Consulting Agreement with her after the effective date of her retirement.

For information concerning Mr. Mastrangelo, please see “Directors and Nominees” in the Company’s Proxy Statement dated March 23, 2014, which is incorporated herein by this reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary